Exhibit 24(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-34969) of BCAM International, Inc. of our report, dated September 26, 1997, on the statements of operations and cash flows of Drew Shoe Corporation for the year ended December 31, 1996 which appear elsewhere in this Annual Report on Form 10-KSB of BCAM International, Inc. for the year ended December 31, 1997.


                                                 /s/ J. H. COHN LLP

Roseland, New Jersey
April 20, 1998